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                                 EXHIBIT 23(f)


                        CONSENT OF DONALD W. LESHER, JR.
                        --------------------------------


    In accordance with Rule 438 under the Securities Act of 1933, I hereby consent to the inclusion of my name in this registration statement as a person who is designated to become a director of Fulton Financial Corporation following the consummation of the Merger between Fulton Financial Corporation and Keystone Heritage Group, Inc.

Marco Island, Florida

Date:  December 31, 1997              /s/ Donald W. Lesher, Jr.
                                      -----------------------------
                                         (Donald W. Lesher, Jr.)